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                   [CITIBANK/SALOMON SMITH BARNEY LETTERHEAD]

                                                                  Exhibit (b)(3)

CONFIDENTIAL




January 21, 2002
Temple-Inland Inc.
1300 S. Mopac Expressway
Austin, TX 78746

Attention:    Randall D. Levy, Chief Financial Officer
              David W. Turpin, Treasurer

                     $900,000,000 364-DAY TERM LOAN FACILITY
                                AMENDMENT LETTER

Ladies and Gentlemen:

Reference is made to the Commitment Letter dated September 26, 2001 (the "Commitment Letter") among Salomon Smith Barney Inc. ("SSBI"), Citibank, N.A. ("Citibank") and you.

You, SSBI and Citibank agree that Section 2 of the Commitment Letter is hereby amended by replacing the text "February 28, 2002" with the text "March 15, 2002".

You, SSBI and Citibank further agree that all references in (a) the Commitment Letter and (b) the Temple-Inland $900,000,000 364-Day Loan Facility Summary of Terms and Conditions to the Agreement and Plan of Merger dated as of September 27, 2001, by and among you, Temple-Inland Acquisition Corporation and Gaylord Container Corporation, shall be deemed to be references to the Agreement and Plan of Merger dated as of January 21, 2002, by and among you, Temple-Inland Acquisition Corporation and Gaylord Container Corporation.

Except as amended hereby, the Commitment Letter shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. Any reference to the Commitment Letter shall mean the Commitment Letter as amended hereby.
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Please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning the enclosed duplicate originals to Robert Danziger, Vice President, Salomon Smith Barney Inc., 390 Greenwich Street, New York, New York 10013 (telecopier: 212-723-8548). If you elect to deliver this Amendment Letter by telecopier, please arrange for the executed original to follow by next-day courier.



Very truly yours,

SALOMON SMITH BARNEY INC.


By:  /s/  Stephen R. Victorin
    -------------------------------------
    Name:  Stephen R. Victorin
    Title: Managing Director


CITIBANK, N.A.


By:  /s/  Stephen R. Victorin
    --------------------------------
    Name:  Stephen R. Victorin
    Title: Vice President


ACCEPTED AND AGREED
On January 21, 2002

TEMPLE-INLAND INC.


By:   /s/ David W. Turpin
    --------------------------------
    Name:  David W. Turpin
    Title: Treasurer



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